                                                                      EXHIBIT 1


                                6,800,000 SHARES

                              RAILWORKS CORPORATION

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                             UNDERWRITING AGREEMENT

                                                           [_____________], 1998

BT Alex. Brown Incorporated
Schroder & Co. Inc.
Piper Jaffray Inc.
c/o BT Alex. Brown Incorporated
    One South Street
    Baltimore, Maryland  21202

Ladies and Gentlemen:

                  RailWorks Corporation, a Delaware corporation (the "COMPANY"), and IPO Development Company L.L.P., a Tennessee limited liability partnership ("IPODC"), propose to sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") for whom you are acting as representatives (the "REPRESENTATIVES") an aggregate of 6,800,000 shares of the Company's common stock, par value $0.01 per share (the "FIRM SHARES"). The respective amounts of the Firm Shares, of which 6,659,065 shares will be sold by the Company and 140,935 shares will be sold by IPODC, to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.

                  Certain individuals who will become stockholders of the Company on the Closing Date (as defined herein) (such individuals, collectively, the "OPTION STOCKHOLDERS" and, together with IPODC, the "SELLING STOCKHOLDERS"), also propose to sell to the several Underwriters not more than an additional 1,020,000 shares of the Company's common stock, par value $0.01 per share (the "ADDITIONAL SHARES") if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in
Section 2 hereof. Pursuant to the Merger Agreements (as defined herein), the Additional Shares will be held in escrow pending final calculation of the consideration to be paid in the Mergers (as defined herein). Schedule II hereto sets forth the Company's best estimate of the respective amounts of the Additional Shares to be sold by each Option Stockholder. Not more than two business days following the final calculation of the consideration to be paid in the Mergers, the Company shall deliver to the Representatives a revised Schedule II setting forth the actual amounts of Additional Shares sold by the Option Stockholders.

                  As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Additional Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Additional Shares (to the extent the aforementioned option is exercised) are hereinafter collectively referred to as the "SHARES." The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

                  As part of the offering contemplated by this Agreement, the Underwriters have agreed to reserve out of the Shares, up to 480,000 shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus (as defined herein) under the heading "Underwriters" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by the Underwriters pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by the Underwriters pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

                  It is understood that the Company and its subsidiaries set forth on Schedule III hereto (the "MERGER SUBSIDIARIES") have entered into the Agreements and Plans of Reorganization identified on Exhibit A attached hereto (the "MERGER AGREEMENTS") with each of the companies listed in Schedule IV hereto (each, a "FOUNDING COMPANY" and, together, the "FOUNDING COMPANIES") in which each Merger Subsidiary will be merged with and into one or more Founding Companies (each such transaction, a "MERGER" and, collectively, the "MERGERS") simultaneously with the closing of the sale of the Shares. The Founding Companies will be the surviving corporations following the Mergers and will become wholly owned subsidiaries of the Company upon consummation of the Mergers. For the purposes of this Agreement, unless the context expressly otherwise requires, references to "the Company and its subsidiaries, taken as a whole" shall be deemed to include the Founding Companies as if the Mergers had already been completed.

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (File No. 333-53483) on Form S-1, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act, then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

                  In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

                  1.    Representations and Warranties.

                  (a) The Company represents and warrants to and agrees with each of the Underwriters that:

                  (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

                  (ii) (x) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (z) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

                  (iii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has, and after giving effect to the Mergers will have, the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is, and after giving effect to the Mergers will be, duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (iv) Prior to the Mergers, the Merger Subsidiaries are the only subsidiaries of the Company; each of the Merger Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has only nominal assets and has conducted no operations to date; all of the issued shares of capital stock of each Merger Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; pursuant to the Merger Agreements, each of the Merger Subsidiaries will merge with and into a Founding Company and, upon consummation of the Mergers, each of the Merger Subsidiaries will cease to exist as a separate entity and the Founding Companies will be the only subsidiaries of the Company.

                  (v) Each of the Founding Companies has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has, and after giving effect to the Mergers will have, the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is, and after giving effect to the Mergers will be, duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; to the Company's knowledge, all of the issued shares of capital stock of each Founding Company prior to its Merger have been duly and validly authorized and issued, are fully paid and non-assessable and, upon consummation of the Mergers, all of the shares of capital stock of each Founding Company will be owned directly by the Company, free and clear of all liens, encumbrances, equities and claims.

                  (vi) Each of the Merger Agreements has been duly authorized, executed and delivered by each of the parties thereto; each Merger Agreement constitutes a valid and binding obligation of the Company and Merger Subsidiary party thereto and is enforceable against each such party in accordance with its terms; to the Company's knowledge, each Merger Agreement constitutes a valid and binding obligation of the Founding Company party thereto and is enforceable against each such Founding Company in accordance with its terms; the Merger Agreements are in full force and effect on the date hereof, and neither the Company nor any of the Merger Subsidiaries, nor, to the knowledge of the Company, any of the Founding Companies, is in breach of its obligations thereunder; and, when all of the conditions to each Merger contained in the applicable Merger Agreement have been fulfilled and the articles of merger relating to the applicable Merger have been filed with and accepted for record by the relevant state entity in accordance with the Merger Agreement, the applicable Merger will be effective in accordance with the laws of the relevant state.

                  (vii) This Agreement has been duly authorized, executed and delivered by the Company.

                  (viii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (ix) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  (x) The shares of capital stock of the Company to be issued pursuant to the Mergers have been duly authorized and, when issued pursuant to the terms of the Merger Agreements, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

                  (xi) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (xii) Neither the Company nor any of the Founding Companies is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under its charter or bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Founding Companies is a party, or of the charter or bylaws of the Company or any of the Founding Companies or any order, rule or regulation applicable to the Company or any of the Founding Companies of any court or, assuming compliance with all applicable state securities or blue sky laws, of any regulatory body or administrative agency or other governmental body having jurisdiction.

                  (xiii) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Founding Companies, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. Neither the Company nor any of the Founding Companies has any material contingent obligations which are not disclosed in the Company's or such Founding Company's financial statements, as applicable, included in the Registration Statement.

                  (xiv) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or, to the Company's knowledge, any of the Founding Companies is a party or to which any of the properties of the Company or, to the Company's knowledge, any of the Founding Companies is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (xv) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (xvi) The Company is not and, after giving effect to the Mergers and the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.



                  (xvii) The Company and, to the Company's knowledge, each of the Founding Companies are (x) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (y) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (xviii) All outstanding options, warrants and other rights to purchase, sell or otherwise transfer shares of Common Stock and all employee benefit plans, stock option plans and other employee compensation plans or arrangements pursuant to which such options, warrants and other rights may be granted have been described in the Prospectus to the extent required therein; there are not, and upon consummation of the Mergers, there will not be, any contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company other than as described in the Registration Statement, or, except with respect to the Firm Shares being sold by IPODC pursuant to this Agreement, to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (xix) The pro forma as adjusted financial statements of the Company and the historical financial statements of the Company and the Founding Companies, and the related notes thereto, included in the Registration Statements and the Prospectus present fairly in all material respects the pro forma as adjusted or historical financial position of the Company and such Founding Companies, as the case may be, as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the pro forma as adjusted financial data, and the related notes thereto, included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and are based upon good faith estimates and assumptions believed by the Company to be reasonable.

                  (xx) The Company and, to the Company's knowledge, each of the Founding Companies have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and each of the Founding Companies, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and each of the Founding Companies; and any real property and buildings held under lease by the Company and, to the Company's knowledge, each of the Founding Companies are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and, to the Company's knowledge, each of the Founding Companies, in each case except as described in the Prospectus.

                  (xxi) The Company and, to the Company's knowledge, each of the Founding Companies own or possess, or can acquire on reasonable terms and, after giving effect to the Mergers, will own or possess or have the capacity to acquire, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor, to the Company's knowledge, any of the Founding Companies has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (xxii) No material labor dispute with the employees of the Company or, to the Company's knowledge, any of the Founding Companies exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any principal suppliers, manufacturers or contractors of the Founding

         Companies that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (xxiii) The Company and, to the Company's knowledge, each of the Founding Companies are, and, after giving effect to the Mergers will be, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no any reason to believe that it will not be able to renew its or the Founding Companies' existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

                  (xxiv) The Company and, to the Company's knowledge, each of the Founding Companies possess all material licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, and neither the Company nor, to the Company's knowledge, any Founding Company has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described the Prospectus.

                  (xxv) The Company and each of the Founding Companies maintain a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management's general or specific authorizations; (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (y) access to assets is permitted only in accordance with management's general or specific authorization; and
         (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxvi) Except as described in the Prospectus or the Registration Statement, the Company has not sold, issued or distributed any shares of Common Stock.

                  (xxvii) Arthur Andersen LLP, who has certified certain financial statements of the Company and all of the Founding Companies, except CPI Concrete Products Incorporated, New England Railroad Construction Company; Cannon & Company, who has certified certain financial statements of CPI Concrete Products Incorporated;

         and Dworken, Hillman, LaMorte & Sterczala P.C., who has certified certain financial Statements of New England Railroad Construction Company, are and, during the periods covered by their reports, were, independent public accountants as required by the Securities Act.

                  (xxviii) The Company and, to the Company's knowledge, each the Founding Companies are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (y) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (xxix) To the Company's knowledge, there are no affiliations or associations between any member of the National Association of Securities Dealers, Incorporated (the "NASD") and any officer, director or 5% or greater securityholder of the Company or any Founding Company.

                  (xxx) The Company and, to the Company's knowledge, each Founding Company have filed all Federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

                  (xxxi) The Company has not, and to the Company's knowledge, none of the Founding Companies has, taken nor will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock in contravention of the provisions of Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Stock Market in accordance with Rule 10b-6A under the Exchange Act.

                  (xxxii) None of the Shares distributed in connection with the Directed Share Program will be offered or sold outside of the United States.

                  (b) Each of the Selling Stockholders severally represents and warrants as follows:

                  (i) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement and the Escrow Agreement (as defined herein) and to perform its obligations under such agreements. The execution and delivery of this Agreement and the consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Securities Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Stockholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or of any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                  (ii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Securities Act, such Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

                  (iii) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of the Founding Companies; and the sale of the Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of the Founding Companies which is not set forth in the Registration Statement. The information pertaining to such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

                  (c) IPODC further represents and warrants that, at the Closing Date, it will have good and marketable title to the Firm Shares to be sold by it, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of, against payment for, such Firm Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

                  (d) Each Option Stockholder further represents and warrants that, at the Option Closing Date (as defined herein), such Option Stockholder will have good and marketable title to the Additional Shares to be sold by such Option Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Additional Shares; and upon the delivery of, against payment for, such Additional Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

                  2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and IPODC the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[______] a share (the "PURCHASE PRICE").

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Option Stockholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,020,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company and the Escrow Agent (as defined herein) in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                  Simultaneously with the consummation of the Mergers, certificates in negotiable form for the total number of the Additional Shares to be sold hereunder by the Option Stockholders will be placed in escrow with First Union National Bank, a national bank, as escrow agent (the "ESCROW AGENT"), pursuant to the Escrow and Attorney-in-Fact Agreement, dated as of the date hereof (the "ESCROW AGREEMENT"), among the Company, the Option Stockholders, the Stockholders' Representative named therein and the Escrow Agent. Each of the Option Stockholders specifically agrees that the Additional Shares represented by the certificates held in escrow for the Option Stockholders under the Escrow Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Option Stockholders for such custody are to that extent irrevocable, and that the obligations of the Option Stockholders hereunder shall not be terminable by any act or deed of the Option Stockholders (or by any other person, firm or corporation including the Company, the Escrow Agent or the Underwriters) or by operation of law (including the death of an individual Option Stockholder or the dissolution of a corporate Option Stockholder) or by the occurrence of any other event or events, except as set forth in the Escrow Agreement. If any such event should occur prior to the delivery to the Underwriters of the Additional Shares hereunder, certificates for the Additional Shares shall be delivered by the Escrow Agent in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Escrow Agent is authorized to receive and acknowledge receipt of the proceeds of sale of the Additional Shares held by it against delivery of such Additional Shares.

                  If on the Option Closing Date any Option Stockholder fails to sell the Additional Shares which such Option Stockholder has agreed to sell on such date as set forth in Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents the Additional Shares which such Option Stockholder has failed to so sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives.

                  3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $[___] a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $[___] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[___] a share, to any Underwriter or to certain other dealers.

                  4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at a closing to be held at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia, at 10:00 a.m., Atlanta time, on July __, 1998, or at such other time on the same or such other date, not later than July __, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

                  Payment for any Additional Shares shall be made to the Escrow Agent in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than August __, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

                  Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  5. Conditions to the Underwriters= Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the accuracy of the warranties and representations on the part of the Company and the Selling Stockholders and to the following other conditions:

                  (a) The Representatives shall have received a certificate from each Founding Company, dated the date hereof and signed by the president of such Founding Company, to the effect that the information contained in the Prospectus with respect to such Founding Company does not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, with respect to such Founding Company, not misleading.

                  (b) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                  (c) The Representatives shall have received on the Closing Date, a certificate or certificates of the Company and signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date:

                           (i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                           (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct in all material respects as of the Closing Date;

                           (iii) All filings required to have been made pursuant
                  to Rules 424 or 430A under the Act have been made;

                           (iv) As of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct in all material respects, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                            (v)  Since the respective dates as of which
                  information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and the Founding

                  Companies taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Founding Companies taken as a whole, whether or not arising in the ordinary course of business, except as set forth in, or contemplated by, the Prospectus or as described in such certificate.

                  (d) The Underwriters shall have received on the Closing Date an opinion of King & Spalding, outside counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit B. The opinion of outside counsel for the Company shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (e) The Underwriters shall have received on the Closing Date an opinion of outside counsel for IPODC satisfactory to the Representatives, dated the Closing Date, in the form attached hereto as Exhibit C. The opinion of outside counsel for IPODC shall be rendered to the Underwriters at the request of IPODC and shall so state therein.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, with respect to the Registration Statement and the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass on such matters.


                  (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Arthur Andersen, independent public accountants, Cannon & Company and Dworkin, Hillman, LaMorte & Sterczala, P.C. containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.


                  (h) The Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (i) The Lockup Agreements described in Section 6(a)(xiii) shall be in full force and effect on the Closing Date.

                  (j) The Shares to be delivered on the Closing Date, or the Option Closing Date, as the case may be, shall have been approved for quotation on the Nasdaq Stock Market, subject to official notice of issuance.

                  (k) Each of the conditions to the closing of the Mergers shall have been satisfied by the applicable party and not waived by the Company (except with the Underwriters' reasonable consent) as of the Closing Date, and none of the Merger Agreements shall have been amended as of the Closing Date without the reasonable consent of the Underwriters, the certificates of merger (or similar documents required under relevant state laws relating to such Merger shall have been filed with and accepted for record by the relevant state entities in accordance with each Merger Agreement, and each of the Mergers shall become effective in accordance with all applicable law and the terms of the applicable Merger Agreement simultaneously with the Closing Date.

                  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares, including, without limitation, opinions of counsel for the Option Stockholders.

                  If any of the conditions hereinabove provided for in this
Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event, the Selling Stockholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6(a)(xi) and 7 hereof).

                  6.      Covenants of the Company and Selling Stockholders.

                  (a) In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (i) To furnish to you, without charge, four conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, to furnish to you, without charge, in New York City, as promptly as practicable after the date of this Agreement and during the period mentioned in
         Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (ii) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (iii) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (iv) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (v) The Company will use its efforts to list, subject to notice of issuance, the Shares on The Nasdaq Stock Market.

                  (vi) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                  (vii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                  (viii) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  (ix) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act no later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

                  (x) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (xi) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum,
         (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq Stock Market, (vi) the cost of printing certificates representing the Shares,
         (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                  (xii) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of BT Alex. Brown Incorporated except for grants of options under the Company's 1998 Stock Incentive Plan and shares issued (i) in connection with acquisitions and (ii) pursuant to the exercise of options granted under the 1998 Stock Incentive Plan.

                  (xiii) The Company has caused each officer and director of the Company that is not a Selling Stockholder to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person has agreed not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for shares of Common Stock or derivative of shares of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of BT Alex. Brown Incorporated (the "LOCKUP AGREEMENTS").

                  (b) Each of the Selling Stockholders covenants and agrees with the several Underwriters that:

                  (i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or any other securities convertible, exchangeable or exercisable for shares of Common Stock or derivative of shares of Common Stock owned by the Selling Stockholder or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Stockholder has the right to direct the disposition of) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by such Selling Stockholder otherwise than hereunder or with the prior written consent of BT Alex. Brown Incorporated.

                  (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  (iii) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  7.    Indemnity and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) The Selling Stockholders severally and not jointly agree to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Securities Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 7(a) above. In no event, however, shall the liability of any Selling Stockholder for indemnification under this Section 7(b) exceed the net proceeds received by such Selling Stockholder from the Underwriters pursuant to this Agreement. This indemnity obligation will be in addition to any liability which the Selling Stockholders may otherwise have.

                  (c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing. No indemnification provided for in Section 7(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
Section 7(a) or (b) and by the Company and the Selling Stockholders, if any, in the case of parties indemnified pursuant to Section 7(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (e) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a), (b) or (c) above in
respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, if any, on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders, if any, on the one hand and the Underwriters on the other in connection with the statements, omissions or breaches of representatives and warranties which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, if any, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, if any, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, if any, on the one hand or the Underwriters on the other and the parties= relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Stockholders, if any, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, (iii) no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder from the Underwriters in the offering, (iv) no Selling Stockholder shall be required to contribute to any amount payable to the Underwriters in respect of a liability under Section 7(a) and (v) the Company shall not be required to contribute to any amount payable to the Underwriters in respect of a liability under Section 7(b). The Underwriters' obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.


                  (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

                  8.  Default by Underwriters.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Additional Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Additional Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Additional Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Additional Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Additional Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Additional Shares, as the case may be, covered hereby, the Company and the Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent provided in Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  9. Termination. (a) This Agreement may be terminated by you by notice to the Company and the Selling Stockholders at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its subsidiaries taken, as a whole, or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) declaration of a banking moratorium by United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's common stock by the Nasdaq Stock Market, the Commission, or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 5 and 8 of this Agreement.

                  10. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to BT Alex. Brown Incorporated, One South Street, Baltimore, Maryland 21202, Attention:
_______________; with a copy to BT Alex. Brown Incorporated, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: General Counsel; if to the Company or the Selling Stockholders, to

                      _____________________________________
                      _____________________________________
                      _____________________________________


                  11. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

                  12. Information Provided by Underwriters. The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Securities Act and the information under the caption "Underwriting" in the Prospectus.

                  13. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                  Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                                 Very truly yours,

                                                 RAILWORKS CORPORATION




                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                                 IPO DEVELOPMENT COMPANY L.L.P.



                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                 THE SELLING STOCKHOLDERS
                                                  LISTED ON SCHEDULE II


                                                 By:
                                                    ----------------------------
                                                    John Kennedy
                                                    Attorney-in-Fact


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

BT ALEX. BROWN INCORPORATED
SCHRODER & CO. INC.
PIPER JAFFRAY INC.

As Representatives of the several
Underwriters listed on Schedule I

By:   BT Alex. Brown Incorporated



By:
   ----------------------------------
   Name:
   Title:

                                                                    SCHEDULE I

                 UNDERWRITER                                        Number of
                 -----------                                       Firm Shares
                                                                 to Be Purchased
                                                                 ---------------
BT Alex. Brown Incorporated...........................

Schroder & Co. Inc....................................

Piper Jaffray, Inc....................................

[NAMES OF OTHER UNDERWRITERS].........................




                                                                    ---------
                  Total Firm Shares...................              6,800,000
                                                                    =========

                                                                     SCHEDULE II

                        SELLING STOCKHOLDERS                  Number of
                        --------------------              Additional Shares
                                                             to Be Sold
                                                             ----------
Michael R. Azarela.......................................       43,182
John Baker...............................................       43,861
John Barra...............................................        1,439
Scott D. Brace...........................................       24,564
Julie M. Brown...........................................        4,621
Mark A. Brown............................................       13,396
Ronald E. Brown..........................................       62,284
Daniel E. Burg...........................................       12,193
Michael A. Cahn..........................................       40,303
Robert O. Carson.........................................        6,973
Gene Cellini.............................................        2,879
John J. Condon...........................................       20,156
John J. Condon, Jr. .....................................       23,891
Mark Condon..............................................       23,891
Keith C. George..........................................       40,303
Steve C. Goggin..........................................       33,564
Sean G. Gough............................................       82,938
Gary Guild...............................................        2,879
Robert Herschenfeld......................................        2,879
Anthony Julian, Jr. .....................................       18,019
Daniel F. Julian.........................................       18,019
Michael F. Julian........................................       18,019
Fulton Kennedy...........................................       15,617
John Kennedy.............................................       29,727
Eileen Lapp..............................................       10,057
John H. Lapp.............................................       15,086
James D. Lawyer..........................................        9,273
Rebecca S. Lawyer........................................        4,621
Frank Leonhartsberger....................................        2,879
Harry Lucaitis...........................................       52,422
David H. McGinley........................................       76,819
E. Donald Matson.........................................       36,048
Arnold D. Morren.........................................        8,611
Cynthia L. Morren........................................          819
Douglas J. Nagel.........................................       15,584
John P. Nuzzo............................................        2,879
Doug Orcutt..............................................        2,879
Peter Alan Pasch.........................................       43,182

Nicholas Pantelides......................................       40,303
Nat A. Pappagallo........................................        2,879
Lex A. Passman...........................................       40,303
Michael L. Rothschild....................................       40,303
Richard H. Stephens......................................        8,032
Lambertus L. Tameling....................................        7,792
Jack I. Wilt.............................................       12,193
Daniel Zury..............................................        1,439
                                                             ---------
                  Total Additional Shares................    1,020,000
                                                             =========

                                                                    SCHEDULE III

MERGER SUBSIDIARIES
-------------------
Wildcats Alpha-Keystone Company
Bulldog Comtrak Company
Cardonal Annex Railroad Builders Company
Huskies Condon Brothers Company
Commodores Concrete Company
Nittany Lions McGinley Company
Owls Kennedy Railroad Builders Company
Red Storm Comstock Company
Sycamores Midwest Construction Company
Bears Merit Company
Hoosier Mize Company
Husky New England Railroad Construction Company
Wolverines Northern Rail Services Company
Big Orange Minnesota Company
Buckeye Railcorp, Inc.
Running Rebels Railroad Service Company
Crusader Railroad Specialties Company
Screaming Eagle Wood Preserving Company
Fighting Irish-U.S. Railway Supply Company
Spartans Trackworks Company
Mustang Smith Construction Company
Longhorn Smith Rerailing Company

                                                                     SCHEDULE IV

FOUNDING COMPANIES
------------------
Alpha-Keystone Engineering, Inc.
Annex Railroad Builders, Inc.
L.K. Comstock & Company, Inc.
Comtrak Construction, Inc.
Condon Brothers, Inc.
CPI Concrete Products Incorporated
H.P. McGinley, Incorporated
Kennedy Railroad Builders, Inc.
Merit Railroad Contractors, Inc.
Midwest Construction Services, Inc.
Minnesota Railroad Service, Inc.
Mize Construction Company
New England Railroad Construction Company, Inc.
Northern Rail Service and Supply Co.
Railcorp, Inc.
Railroad Service, Inc.
Railroad Specialties, Inc.
Southern Indiana Wood Preserving Company, Inc.
U.S. Railway Supply Inc.
U.S. Trackworks, Inc.
Wm. A. Smith Construction Co., Inc.
Wm. A. Smith Rerailing Service, Inc.

                                                                       EXHIBIT A

                     AGREEMENTS AND PLANS OF REORGANIZATION

1. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Wildcats Alpha-Keystone Company, Alpha-Keystone Engineering, Inc. and the stockholders named therein

2. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Bulldog Comtrak Company, Comtrak Construction, Inc. and the stockholders named therein

3. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Cardonal Annex Railroad Builders Company, Annex Railroad Builders, Inc. and the stockholders named therein

4. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Huskies Condon Brothers Company, Condon Brothers Inc. and the stockholders named therein

5. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Commodores Concrete Company, CPI Concrete Products, Inc. and the stockholders named therein

6. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Nittany Lions McGinley Company, HP McGinley Inc. and the stockholders named therein

7. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Owls Kennedy Railroad Builders Company, Kennedy Railroad Builders, Inc. and the stockholders named therein

8. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Red Storm Comstock Company, Inc., L.K. Comstock & Company, Inc. and the stockholders named therein

9. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Sycamores Midwest Construction Company, Midwest Construction Services, Inc. and the stockholders named therein

10. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Bears Merit Company, Merit Railroad Contractors, Inc. and the stockholders named therein

11. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Hoosier Mize Company, Mize Construction Company and the stockholders named therein

12. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Husky New England Railroad Construction Company, New England Railroad Construction Company Inc. and the stockholders named therein

13. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Wolverines Northern Rail services Company, Northern Rail Service and Supply Company, Inc. and the stockholders named therein

14. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Big Orange Minnesota Company, Minnesota Railroad Service Company and the stockholders named therein

15. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Buckeye Railcorp, Inc., Railcorp Inc. and the stockholders named therein

16. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Runnin= Rebels Railroad Service Company, Railroad Service, Inc. and the stockholders named therein

17. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Crusader Railroad Specialties Company, Railroad specialties, Inc. and the stockholders named therein

18. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Screaming Eagle Wood Preserving Company, Southern Indiana Wood Preserving Company, Inc. and the stockholders named therein

19. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Fighting Irish-U.S. Railway Supply Company, U.S. Railway Supply, Inc. and the stockholders named therein

20. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Spartans Trackworks Company, U.S. Trackworks, Inc. and the stockholders named therein

21. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Mustang Smith Construction Company, Wm.
         A. Smith Construction Co., Inc. and the stockholders named therein

22. Agreement and Plan of Reorganization dated as of May 21, 1998 by and between RailWorks Corporation, Longhorn Smith Rerailing Company, Wm. A. Smith Rerailing Services, Inc. and the stockholders named therein

                                                                       EXHIBIT B

                           OPINION OF KING & SPALDING

                  Pursuant to Section 5(d) of the Underwriting Agreement, counsel for the Company, King & Spalding, shall furnish an opinion confirming the consummation of the Mergers, and to the effect that:

                  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;


                  (ii) The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.


                  (iii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                  (iv) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                  (v) the shares of capital stock to be issued and sold by the Company pursuant to the Mergers have been duly authorized and, upon issuance in accordance with the Merger Agreements, will be validly issued, fully paid and non-assessable and the issuance of such shares will not be subject to any preemptive or similar rights arising by statutes or, to such counsel's knowledge (after due inquiry), under any contract;

                  (vi) all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities and claims;

                  (vii) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights arising by statutes or, to such counsel's knowledge (after due inquiry), under any contract;

                  (viii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  (ix) each of the Merger Agreements has been duly authorized, executed and delivered by each of the parties thereto, and constitutes a legally valid and binding obligation of each such party and is enforceable against each such party in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and (B) the effect of general principles of equity, whether applied by a court of law or equity;

                  (x) the execution and delivery by the Company of, and the performance by the Company of its obligations under, each of the Merger Agreements and the Underwriting Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                  (xi) the statements (1) in the Prospectus under the captions "Prospectus Summary-The Combination," "Formation of the Company," "Business-Government Regulation," "Business-Environmental Matters," "Certain Relationships and Related Party Transactions," "Management-Employment Agreements," "Management-1998 Stock Incentive Plan," "Description of Capital Stock" and "Underwriting" and (2) in the Registration Statement under Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                  (xii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (xiii) the Company is not and, after giving effect to the Mergers and the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xiv) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus when issued contained or as of the date such opinion is issued contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (xv) the offer and sale of the shares of capital stock in the Mergers, and all other offers and sales of securities of the Company effected on or prior to the Closing Date, are exempt from the registration requirements of Section 5 of the Securities Act and are exempt from registration under all applicable securities or Blue Sky laws of the various states.

                  With respect to subparagraph (xiv) above, such counsel may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except with respect to subparagraph (xi).

                                                                       EXHIBIT C


                            OPINION OF IPODC COUNSEL

BT Alex. Brown Incorporated
Schroder & Co. Inc.
Piper Jaffray Inc.
         As representatives of the several Underwriters
c/o BT Alex. Brown Incorporated
One South Street
Baltimore, Maryland 21202


                              RailWorks Corporation

Ladies and Gentlemen:

                  We have acted as counsel for IPO Development Company L.L.P., a Tennessee limited liability partnership ("IPODC"), in connection with the purchase by the underwriters (the "Underwriters"), including yourselves, named in Schedule I to the Underwriting Agreement dated July ___, 1998 (the "Underwriting Agreement") among the Underwriters, RailWorks Corporation (the "Company"), IPODC and the other selling stockholders named in the Underwriting Agreement, of 140,935 shares of the Company's common stock, par value $0.01 per share (the "Shares"). This opinion is being delivered to you as representatives of the several Underwriters at the request of IPODC pursuant to Section 5(e) of the Underwriting Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement.


                  In such capacity, we have examined the Underwriting Agreement and originals, or copies certified or otherwise identified to our satisfaction, of such records of IPODC, certificates of public officials, officers of IPODC and other persons, and such other documents, agreements and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering our opinion expressed below, we have relied as to certain factual matters upon the representations and warranties contained in or made pursuant to the Underwriting Agreement and upon certificates of officers of IPODC and of public officials.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. IPODC has been duly formed and is validly existing as a limited liability partnership in good standing under the laws of Tennessee, with the power and authority under such law to enter into and perform its obligations under such law to enter into and to perform its obligations under the Underwriting Agreement and to sell, transfer and deliver the Shares as contemplated thereby;

                  2. The Underwriting Agreement has been duly authorized, executed and delivered by IPODC;

                  3. The execution and delivery of the Underwriting Agreement and the consummation by IPODC of the transactions therein contemplated and the fulfillment by IPODC of the terms thereof will not require any material consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Securities Act, state securities laws or Blue Sky laws as to which we have not been requested to express any opinion) and will not result in a material breach of any of the terms and provisions of, or constitute a default under, the organizational documents of IPODC, or any material indenture, mortgage, deed of trust or other agreement or instrument known to us and to which such IPODC is a party, or of any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction; and

                  4. Upon delivery of the Shares to the several Underwriters against payment therefor in accordance with the provisions of the Underwriting Agreement, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will be transferred to each of the several Underwriters who have purchased such Shares without notice of an adverse claim thereto (within the meaning of the Uniform Commercial Code).

                  This opinion is being furnished to you solely for your benefit, and is not to be used, circulated, quoted or otherwise referred to for any purpose.

                                               Very truly yours,